Exhibit 99.1

Precipio Granted 180-day Extension From NASDAQ To Regain Compliance

Extension will enable the Company to execute on its growth and advance toward breakeven

NEW HAVEN, CT, Globenewswire – (April 27, 2023) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), announces notification by the NASDAQ Stock Market that the Company has been granted a 180-day extension to allow the Company to meet the required minimum $1.00 per share closing bid price of its common stock for 10 consecutive business days for continued inclusion on the Nasdaq Capital Market Exchange.

Following its review process, Nasdaq determined Precipio is eligible for an extension of an additional 180 calendar days to allow it to regain compliance with the minimum share price requirement. Assuming that during this extension period, the closing bid price of the Company’s common stock meets the requirements of above $1.00 for the required minimum 10 consecutive business days, and provided that the Company meets all the other listing requirements, Nasdaq will provide the Company with written confirmation that it is compliant with its listing requirements.

As preliminary results of Q1-2023 have demonstrated, Precipio is well on its way to achieving its revenue and profitability targets for the year. We believe that as a biotech with proprietary technologies serving a multi-billion dollar diagnostic market, distribution channels with the world’s leading players, we have the necessary ingredients to demonstrate significant shareholder value.

We expect that advancing towards profitability at a circa $22M run rate should translate, even at conservative revenue multiples of 2-3x, to a market cap well over $50M; given the current number of shares outstanding, this would equate to a share price above $1.00. Management is optimistic that the nearing results will translate into a share price appreciation that will clear the $1.00 minimum bid Nasdaq requirement and that thereby compliance will be regained.

“We continue to make progress on our commercial goals as the entire company is focused on growing our customers and revenue to achieve these revenue and subsequent valuation goals,” said Ilan Danieli, CEO. “In looking at our pipeline we have never been in a better position to reach and even exceed these goals, and I am confident we will get there well within the 180 day timeline”.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide, as well as proprietary products that serve laboratories worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the company, on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, includes factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated from time to time in the company’s Securities and Exchange Commission filings.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523